Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Trio‑Tech International

Van Nuys, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-261485), Form S-8 (No. 333-263728, No. 333-252841, No. 333-222920, No. 333-193515, No. 333-171569, No. 333-147817 and No. 333-70632, No. 333-40102) of Trio-Tech International of our report dated September 23, 2024, relating to the consolidated financial statements which appear in this Form 10-K.

Forvis Mazars LLP (formerly known as Mazars LLP)

PUBLIC ACCOUNTANTS

AND CHARTERED ACCOUNTANTS

/s/ Forvis Mazars LLP

Singapore

September 23, 2024